UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 15, 2022

Xilio Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40925	85-1623397
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

828 Winter Street, Suite 300 Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 430-4680

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	XLO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

Effective September 15, 2022, the Board of Directors (the “Board”) of Xilio Therapeutics, Inc. (the “Company”), on the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Tomas Heyman to the Board as a Class I director of the Company, to serve in such capacity until the Company’s 2025 annual meeting of stockholders or until his earlier resignation, death, or removal. In connection with his election to the Board, Mr. Heyman was appointed to the Nominating and Corporate Governance Committee and Audit Committee of the Board.

In connection with his election to the Board, Mr. Heyman will enter into the Company’s standard indemnification agreement in the form previously approved by the Board, a copy of which is filed as Exhibit 10.11 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. Mr. Heyman will receive compensation for his service as a director and a member of the Nominating and Corporate Governance Committee and Audit Committee in accordance with the Company’s standard arrangements for non-employee directors, which are described on page 26 of the Company’s proxy statement for its 2022 annual meeting of stockholders, as filed with the U.S. Securities and Exchange Commission on April 26, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XILIO THERAPEUTICS, INC.

Date: September 15, 2022	By:	/s/ Chris Frankenfield
Chris Frankenfield
Chief Legal and Administrative Officer